SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                              (Amendment No. ____)

Check the appropriate box:

[ ]    Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]    Definitive Information Statement


                              APPNET SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       1)     Title of each class of securities to which transaction applies:

       2)     Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)     Proposed maximum aggregate value of transaction:

       5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       2)     Form, Schedule or Registration Statement No.:

       3)     Filing Party:

       4)     Date Filed:

                              APPNET SYSTEMS, INC.
                      6707 Democracy Boulevard, Suite 1000
                            Bethesda, Maryland 20817

                              NOTICE OF STOCKHOLDER
                            ACTION BY WRITTEN CONSENT


       Notice is hereby given that, pursuant to written consent resolutions adopted by the owners of approximately fifty-three and seven-tenths percent (53.7%) of the issued and outstanding shares of Common Stock, $.0005 per value (the "Common Stock"), of AppNet Systems, Inc., a Delaware corporation (the
"Company"), effective twenty (20) days after this Notice and the attached Information Statement are mailed to all stockholders of the Company (approximately September 30, 1999), the following corporate actions will be taken:

              1. The Restated Certificate of Incorporation of the Company will be amended to change the name of the Company from AppNet Systems, Inc., to AppNet, Inc.; and

              2. The adoption of the Company's 1999 Employee Stock Purchase Plan will be approved.

       All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect.

       Stockholders of record of the Company as of the close of business on September 6, 1999 (the "Record Date"), the date on which the written consent resolutions were signed by stockholders owning at least a majority of the issued and outstanding shares of Common Stock of the Company, are entitled to receive this Notice of Stockholder Action by Written Consent and the attached Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                          By Order of the Board of Directors,




                          /s/William S. Dawson
                          William S. Dawson, Secretary

Bethesda, Maryland
September 10, 1999

                              APPNET SYSTEMS, INC.
                      6707 Democracy Boulevard, Suite 1000
                            Bethesda, Maryland 20817
                                 (301) 493-8900

                              INFORMATION STATEMENT

       This Information Statement is provided by the Board of Directors of AppNet Systems, Inc., a Delaware corporation (the "Company"), in connection with stockholder approval of:

              1. An amendment to the Company's Restated Certificate of Incorporation (the "Amendment") pursuant to which the Company's Board of Directors has authorized the changing of the Company's corporate name from AppNet Systems, Inc., to AppNet, Inc.; and

              2. The adoption of the Company's 1999 Employee Stock Purchase Plan (the "Plan").

       Stockholder approval of these matters has been obtained by receipt of written consent resolutions of the holders of a majority of the Company's issued and outstanding Common Stock. The Amendment and the Plan are attached hereto as Annex A and Annex B, respectively.

       The foregoing actions have been effected pursuant to Section 228 of the Delaware General Corporation Law, and Article II, Section 13 of the Company's By-laws, by written consent resolutions (the "Consent Resolutions") of shareholders of the Company executed by holders of an aggregate of approximately fifty-three and seven-tenths percent (53.7%) of the Company's issued and outstanding Common Stock. In accordance with regulations of the Securities and Exchange Commission (the "Commission"), the Consent Resolutions and the change of the Company's name and adoption of the Plan will be effective 20 days following the mailing of this Information Statement. The Company anticipates that the Amendment to the Company's Certificate of Incorporation will be filed with the Secretary of State of Delaware as soon as practicable after such 20-day period.

       The Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

       The Company's principal executive offices are located at the address indicated above. This Information Statement will be mailed on or about September 10, 1999 to the Company's stockholders of record as of the close of business on September 6, 1999 (the "Record Date").

The Amendment

       The Amendment will change the name of the Company to AppNet, Inc. The Board of Directors believes that the Amendment is in the best interests of the Company and its stockholders. The Board believes that the inclusion of the word "systems" in the Company's name may detract from sales and marketing efforts by creating a perception of limited products and technologies. Therefore, the Amendment changes the name of the Company to remove the word "systems."

The Plan

       The Board of Directors has approved and adopted the Plan. The Plan, which will become effective as of October 1, 1999, is being presented for stockholder approval to enable the Plan to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Tax Code"). The purpose of the Plan is to enhance stockholder value and promote the attainment of significant business objectives of the Company by allowing employees to purchase the Company's Common Stock at a discount of 15%, thereby giving employees an interest in common with that of the stockholders.

       The primary features of the Plan are summarized below. The summary is qualified by, and subject to, the full text of the Plan, a copy of which is attached as Annex B and should be referred to for a complete statement of the terms of the Plan.

     Administration and Operation of the Plan

       The Plan will be administered by the Compensation Committee of the Board of Directors or such other committee of directors as the Board of Directors shall designate (the "Committee"). The Committee has discretionary authority to interpret the Plan and to determine all questions arising in the administration, application and operation of the Plan. The Committee determines the compensation and benefits of all officers of the Company and establishes general policies relating to compensation and benefits of employees of the Company.

       Each employee eligible to participate in the Plan will have the opportunity to contribute from one to ten percent of the employee's compensation towards the purchase of the Company's Common Stock at a purchase price for each calendar quarter (a "Plan Quarter") equal to the lower of (x) 85% of the fair market value of a share of the Company's Common Stock on the first day of the Plan Quarter and (y) 85% of the fair market value of a share of the Company's Common Stock on the last day of the Plan Quarter. Fair market value is defined in the Plan as the closing price of the Company's Common Stock on the relevant date. The amount to be contributed by a participant will be deducted from each paycheck, held for the participant during a Plan Quarter and applied towards the purchase of the Company's Common Stock on the last day of the Plan Quarter. Unless otherwise determined by the Committee, amounts held for a participant during a Plan Quarter will not bear interest. A participant may change the percentage of his or her compensation to be contributed for any given Plan Quarter at least 15 days prior to the beginning of that period and may elect not to participate with respect to one or more plan periods.

       The Company will bear the costs of administration of the Plan, including any fees, costs and expenses relating to the purchase of shares. The employee will be responsible for all fees, costs and expenses due upon the sale of the shares purchased under the Plan.

       No employee will have the right to purchase stock under the Plan if (a) immediately after acquiring the right to purchase stock the employee would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary (taking into account all stock the ownership of which would be attributable to the employee under applicable provisions of the Tax Code) or (b) such right would permit the employee to purchase stock under the Plan and any other stock purchase plans of the Company and its subsidiaries in effect from time to time with a fair market value in excess of $25,000 (determined as of the first day of each Plan Quarter) for each calendar year.

     Eligibility

       Any employee of the Company or any subsidiary designated by the Committee who customarily works at least 20 hours per week is eligible to participate in the Plan. Approximately 800 employees currently are eligible to participate in the Plan. Non-employee directors of the Company are not eligible to participate in the Plan.

     Number of Shares Available

       The number of shares available for purchase under the Plan is 250,000. Such shares will be newly issued shares reserved for issuance under the Plan, treasury shares or a combination thereof. Shares purchased for a participant will be held for the participant unless a participant requests that a certificate be issued for such shares. The participant will have the right to vote and be entitled to dividends, if any, on shares held for the participant's account. Any cash dividends paid with respect to shares held for the account of a participant shall be, as determined by the Committee on a uniform basis as to all participants, either (i) distributed to the participant or (ii) credited to the participant's account and used, in the same manner as payroll deductions, to purchase additional shares under the Plan on the last day of the Plan Quarter.

     Termination of Employment

       Upon a participant's termination of employment for any reason (other than death, retirement or permanent disability) or upon the date a participant ceases to qualify as an eligible employee, all contributions to the participant's account will cease, such participant shall cease to be a participant as of such date, and, as soon as practicable, the participant will receive the cash balance remaining in the participant's account and a certificate or certificates evidencing the stock purchased by the participant. If a participant shall retire, become permanently disabled or die, contributions to the participant's account will cease and the participant or the participant's representative may elect to withdraw the remaining cash balance or, in the event that no election to withdraw has been made, the remaining cash balance shall be applied to the purchase of stock on the last day of the Plan Quarter.

     Amendment or Termination of the Plan

       The Company may, at any time, by action of the Board of Directors, amend, suspend or discontinue the Plan, in whole or in part.

     Basic Federal Tax Consequences

       The following is a general description of the current federal income tax consequences to participants and the Company relating to the grant of options to purchase and purchases of stock under the Plan. This discussion does not purport to cover all tax consequences relating to the Plan.

       No federal income tax will be recognized by the participant upon the grant of the option to purchase stock or upon the purchase of the stock under the Plan. If a participant disposes of stock purchased under the Plan within two years from the first day of the Plan Quarter during which such stock was purchased, at the time of disposition the participant will recognize (a) ordinary income equal to the fair market value of the stock on the day it was purchased less the amount paid for the shares, and (b) a capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under subparagraph
(a) above) and the amount realized upon the disposition of the stock. If the participant holds the stock for more than one year, the capital gain or loss will be a long-term capital gain or loss. The Company generally will be entitled to a deduction in the amount of the ordinary income on which the participant is taxed under subparagraph (a) above. A participant must notify the Company if the participant disposes of any stock purchased under the Plan within two years from the first day of the Plan Quarter during which such stock was purchased.

       If a participant disposes of stock purchased under the Plan more than two years from the first day of the Plan Quarter during which such stock was purchased, at the time of the disposition the participant will recognize ordinary income equal to the lesser of (x) the excess of the fair market value of the stock on the date of disposition over the amount paid for such stock, and
(y) 15% of the fair  market  value of such  stock at the  beginning  of the Plan
Quarter in which the stock was purchased. In addition, the participant will recognize a long-term capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under subparagraph (x) or (y) above) and the amount realized upon the disposition of the stock. The Company will not be entitled to any deduction.

Voting Securities and Principal Holders Thereof

       To the Company's knowledge, the following table sets forth information regarding ownership of the Company's outstanding Common Stock on the Record Date, together with options or warrants exercisable within the six months following the Record Date, by (i) beneficial owners of more than 5% of the outstanding shares of Common Stock; (ii) each director and each executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed. Except as otherwise indicated, the address of each person identified below is the Company's principal office. There are no options or warrants or similar rights to acquire shares of the Company's Common Stock held by the beneficial owners listed below. As of the Record Date, there were 31,158,352 shares of Common Stock issued and outstanding.

                                                                           Shares of common stock    Percentage
                  Name and address of beneficial owner                       beneficially owned       of class
                  ------------------------------------                       ------------------       --------
GTCR Golder Rauner, L.L.C. and its affiliates, including
         GTCR Fund VI, L.P., GTCR Executive Fund, L.P.
         and GTCR Associates VI (collectively, "GTCR") (a).............          13,738,470             44.1%
Ken S. Bajaj (b).......................................................          2,993,271              9.6%
         Chairman of the Board, President and Chief Executive Officer
Philip A. Canfield (a)(c)..............................................              --                  --
         Director
John Cross.............................................................              --                  --
         Director & Executive Vice President
Thomas M. Davidson.....................................................           125,355                *
         Director
William S. Dawson......................................................              --                  *
         Vice President, General Counsel and Secretary
Jack Pearlstein........................................................            98,245                *
         Senior Vice President, Chief Financial Officer and Treasurer
Richard N. Perle.......................................................            5,000                 *
         Director
Bruce V. Rauner (a) (c)................................................              __                  __
         Director
Toby Tobaccowala.......................................................           193,182                *
         Senior Vice President
All executive officers and directors as a group (9 persons)............          3,415,053             10.9%
------------------------
*  Less than 1%.

       (a) The address for GTCR and  Messrs.  Canfield  and Rauner is 6100 Sears
Tower, Chicago, Illinois 60606.

       (b) All of these shares are beneficially owned by Bajaj Enterprises, LLC, a Maryland limited liability company, over which Mr. Bajaj exercises voting and investment control. These shares exclude 701,754 shares owned by family trusts over which Mr. Bajaj does not exercise any voting or investment control.

       (c) Each of Messrs. Canfield and Rauner is a principal of GTCR and therefore may be deemed to share investment and voting control over the shares held, directly or indirectly by GTCR. Both Messrs. Canfield and Rauner disclaim beneficial ownership of such shares.

       (d) All of these  shares are  beneficially  owned by Davidson  Technology
Investment Group, L.L.C., an entity over which Mr. Davidson exercises voting and investment control.

                                                                         ANNEX A

                              APPNET SYSTEMS, INC.

                           CERTIFICATE OF AMENDMENT OF
                      RESTATED CERTIFICATE OF INCORPORATION

              1. The name of the corporation is AppNet Systems, Inc. (the "Corporation").

              2. The Corporation hereby amends and restates article FIRST of its Restated Certificate of Incorporation filed June 15, 1999 in the Office of the Delaware Secretary of State in its entirety to read as follows:

              FIRST: The name of the Corporation is AppNet, Inc.

              3. The aforesaid amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law (the "DGCL"), and holders of a majority of the outstanding stock of each class of the Corporation entitled to vote thereon have approved the aforesaid amendment by written consent action in accordance with Section 228 of the DGCL.

              IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Corporation as of this ____ day of October, 1999.



                                        By: /s/William S. Dawson
                                            William S. Dawson
                                            Vice President, General Counsel and
                                               Secretary

                                     ANNEX B

                              APPNET SYSTEMS, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN



                                    ARTICLE I

                            PURPOSE AND COMMENCEMENT

       1.1 Purpose. The purpose of the plan is to provide the employees of AppNet Systems, Inc., a Delaware corporation (the "Company"), and its Subsidiaries with added incentive to continue in their employment and to encourage increased efforts to promote the best interest of the Company by permitting eligible employees to purchase shares of Common Stock of the Company at prices less than the market price thereof. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code and shall be interpreted and construed in accordance with such purpose.

       1.2 Commencement. The Plan shall become effective on October 1, 1999, provided, however, that, in no event, shall the Plan become effective unless within twelve months of the date of its adoption by the Board of Directors it has been approved by the affirmative vote of a majority of the issued and outstanding shares of the Company's securities entitled to vote on such matters.



                                   ARTICLE II

                                   DEFINITIONS

       2.1 Definitions. As used in the Plan, the following terms and phrases shall have the following meanings:

       (a) "Board of Directors" shall mean the Board of Directors of the Company.

       (b) "Closing Market Price" shall mean (i) if the Common Stock is traded on a national securities exchange, the Closing Market Price shall be the closing price reported by the applicable composite transactions report on the date of any determination or, if the Common Stock is not traded on such date, the closing price so reported on the next following date on which the Common Stock is traded on such exchange, or (ii) if the foregoing provision is inapplicable, the Closing Market Price shall be determined by the Committee in good faith on such basis as it deems appropriate.

       (c)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

       (d)    "Commencement Date" shall mean the first day of the Plan Quarter.

       (e) "Committee" shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors designated by it for purposes of administering the Plan.

       (f)    "Common Stock" shall mean the common stock of the Company.

       (g)    "Company" shall mean AppNet Systems, Inc., a Delaware corporation.

       (h) "Contribution Account" shall mean the account established on behalf of a Participant pursuant to Article IV hereof to which shall be credited his or her Participant Contributions.

       (i) "Contribution Rate" shall be a percentage of a Participant's Covered Compensation during each payroll period designated by each Participant to be contributed by regular payroll deductions to his or her Contribution Account as set forth in Section 3.3 hereof.

       (j) "Covered Compensation" shall mean the total cash compensation received by an Employee from a Sponsoring Employer, before tax withholdings and other deductions, including base compensation, overtime, shift or other compensatory premiums, payments in substitution of base compensation such as vacation, holiday and sick pay, and including all cash bonus compensation, but not including short or long-term disability payments.

       (k) "Employee" shall mean each employee of a Sponsoring Employer whose customary employment is at least twenty (20) hours a week. For purposes of the Plan, "employment" shall be determined in accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

       (l) "Participant" shall mean any Employee of a Sponsoring Employer who has met the conditions and provisions for becoming a Participant as set forth in Article II hereof.

       (m)    "Participant   Contributions"   shall  be  the  aggregate  dollars
              actually   contributed   by  each   Participant   to  his  or  her
              Contribution Account.

       (n) "Permanent Disability" shall mean an illness, injury or other physical or mental condition continuing for at least 180 consecutive days which results in an Employee's inability to provide in all material respects the duties theretofore performed in his or her capacity as an employee of a Sponsoring Employer.

       (o) "Plan" shall mean the AppNet Systems, Inc. 1999 Employee Stock Purchase Plan as set forth herein, as it may be amended from time to time.

       (p) "Plan Quarter" shall mean each calendar quarter. The first Plan Quarter shall be the Plan Quarter commencing on October 1, 1999 and ending on December 31, 1999 or such later Plan Quarter as determined by the Committee.

       (q) "Purchase Date" shall mean (i) if the Common Stock is traded on a national securities exchange, then the Purchase Date shall be the last business day of a Plan Quarter on which the Common Stock publicly trades or (ii) if the foregoing provision is inapplicable, then the Purchase Date shall be the last day of the calendar quarter.

       (r) "Purchase Price" shall mean the purchase price of a share of Common Stock to be paid by a Participant on a Purchase Date, as determined under Section 4.2 hereof.

       (s) "Request for Participation" shall mean such form as shall be approved by the Committee for distribution to Employees in connection with participation in the Plan.

       (t) "Sponsoring Employer" shall mean the Company and each Subsidiary that has been designated by the Committee as a Sponsoring Employer under the plan.

       (u) "Subsidiary" shall mean a subsidiary of the Company, which is treated as a subsidiary corporation under Section 424(f) of the Code.


                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

       3.1 Eligibility. Each Employee shall become eligible to be a Participant of the Plan and may participate therein as of the Commencement Date coincident with or next following the date he or she becomes an Employee.

       3.2 Limitations. Notwithstanding anything to the contrary contained in the Plan, no right to purchase Common Stock shall accrue under the Plan in favor of any person who is not an Employee eligible to participate in the Plan under
Section 3.1 hereof, and no Employee shall acquire the right to purchase shares of Common Stock if (i) immediately after receiving such right to purchase Common Stock, such Employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, taking into account in determining stock ownership any stock attributable to such Employee under Section 424(d) of the Code, or (ii) which would permit such Employee's right to purchase stock under all employee stock purchase plans (to which Section 423 of the Code applies) of the Company and its Subsidiaries, as those plans are in effect from time to time, to accrue at a rate which exceeds $25,000 of fair market value of such stock (as determined as of each Commencement Date) for each calendar year, all as specified in the manner provided by Section 423(b)(8) of the Code, or (iii) which would permit such Employee the right to purchase more than 10,000 shares (or such other number as may be determined in advance for any Plan Quarter by the Committee) of Common Stock in any Plan Quarter.

       3.3 Participation.

           (a) Each Employee eligible to be a Participant and who elects to participate in the Plan shall be furnished a summary of the Plan and a Request for Participation by such Employee's Sponsoring Employer. If an Employee elects to participate hereunder, such Employee shall complete such form and file it with his or her Sponsoring Employer not later than 15 days prior to a Commencement Date of a Plan Quarter. The completed Request for Participation shall indicate the Participant Contribution Rate authorized by the Participant. If any Employee does not elect to participate in the Plan during any given Plan Quarter, such Employee may elect to participate on any future Commencement Date so long as he or she continues to be an eligible Employee on such date.

           (b) On his or her Request for Participation, an Employee must authorize his or her Sponsoring Employer to deduct through a payroll deduction the amount of such Employee's Participant Contribution. The payroll deduction specified in a Request for Participation for each payroll period shall be at a Participation Contribution Rate no less than 1 % and no more than 10% of such Employee's Covered Compensation during such payroll period paid to him or her by his or her Sponsoring Employer. Such deductions shall begin as of the first pay period occurring after the Commencement Date of the Plan Quarter. Participant Contributions will not be permitted to begin at any time other than the first payroll date occurring immediately after the Commencement Date of a Plan Quarter. No interest shall accrue to Participants on any amounts withheld under the Plan, unless and until the Committee shall approve such accrual of interest on terms that it shall specify and apply on a uniform basis as to all Participants.

           (c) The Participant's Contribution Rate, once established, shall remain in effect for all Plan Quarters unless changed by the Participant in writing delivered to such Participant's Sponsoring Employer and filed with such Sponsoring Employer at least 15 days prior to the Commencement Date of the next Plan Quarter. Except as provided in subsection (d), a Participant's Contribution Rate for a Plan Quarter may not be increased, decreased or otherwise modified at any time during the 15-day period prior to the Commencement Date of such Plan Quarter.

           (d) A Participant may notify his or her Sponsoring Employer of such Participant's desire to discontinue his or her Participation Contributions by delivering to his or her Supporting Employer written notice on such forms as may be provided by the Company or such Participant's Sponsoring Employer at least 15 days prior to the Purchase Date of the relevant Plan Quarter. Upon such request, there shall be promptly refunded to such Participant as soon as practicable the entire cash balance in his or her Contribution Account. If a Participant determines to discontinue his or her Participant Contributions pursuant to this
Section 3.3(d), (i) such Participant shall be terminated from the Plan effective upon the date of receipt of such Participant's notice to his or her Sponsoring Employer and (ii) such Participant shall not be permitted to be a participant in the Plan until the Commencement Date of the second Plan Quarter after the Plan Quarter in which notice is received. In the event that a Participant's payroll deductions are reverted by legal process, the Participant will be deemed to have been terminated from the Plan.

           (e) By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution, if approved by the Committee in its discretion.

       3.4 Termination of Employment. Any Participant (i) whose employment by a Sponsoring Employer is terminated for any reason (except death, retirement or Permanent Disability) or (ii) who shall cease to be an Employee under the Plan, in either case during any Plan Quarter, shall cease being a Participant as of the Date of such termination of employment or failure to qualify as an Employee. Upon such termination of employment, there shall be refunded to such Participant as soon as practicable the entire cash balance in such Participant's
Contribution Account. Section 4.3(b) hereof shall apply to the issuance of certificates to a Participant following termination of employment.

       3.5 Death, Retirement or Permanent Disability.

           (a) If a Participant shall die during a Plan Quarter, no further Participation Contributions on behalf of the deceased Participant shall be made. The executor or administrator of the deceased Participant's estate may elect to withdraw the balance in said Participant's Contribution Account by notifying the deceased Participant's Sponsoring Employer in writing at least 15 days prior to the Purchase Date in respect of such Plan Quarter. In the event no election to withdraw has been made, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with Article IV hereof.

           (b) If, during a Plan Quarter, a Participant shall (i) retire or (ii) incur a Permanent Disability, no further contributions on behalf of the retired or disabled Participant shall be made. A retired or disabled Participant may elect to withdraw the balance in his or her Contribution Account by notifying the Sponsoring Employer in writing at least 15 days prior to the last day of the Plan Quarter. In the event no election to withdraw has been made, the balance accumulated in the retired or disabled Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with Article IV hereof. In the event a retired or disabled Participant shall die during the Plan Quarter of such Participant's retirement or disability and such Participant shall not have notified his or her Sponsoring Employer of his or her desire to withdraw his or her Contribution Account, the executor or administrator of such Participant's estate shall have all the rights provided pursuant to Section 3.5(a) hereof.

                                   ARTICLE IV

                            PURCHASE OF COMMON STOCK

       4.1 Purchase of Common Stock.

           (a) On each Purchase Date, the balance of each Participant's Contribution Account shall be used to purchase the maximum number of whole and fractional shares of Common Stock determined by dividing (i) the balance of the Participant's Contribution Account as of such Purchase Date by (ii) the Purchase Price in respect of such Plan Quarter.

           (b) If, in any Plan Quarter, the total number of shares of Common Stock to be purchased pursuant to the Plan by all Participants exceeds the number of shares authorized under the Plan, then each Participant shall purchase his or her pro rata portion of the shares of Common Stock remaining available under the Plan based on the balances in each Participant's Contribution Account as of the Purchase Date in respect of such Plan Quarter.

           (c) Any cash dividends paid with respect to shares of Common Stock held for the account of a Participant shall be, as determined by the Committee on a uniform basis as to all Participants, either (i) distributed to the Participant or (ii) credited to the Participant's Contribution Account and used, in the same manner as payroll deductions, to purchase additional shares of Common Stock under the Plan on the next Purchase Date (subject to the limitations of Section 3.2 hereof).

       4.2 Purchase Price. For each Plan Quarter, the Purchase Price per share of Common Stock purchased pursuant to the Plan shall be the lesser of (a) 85% of the Closing Market Price on the Commencement Date of such Plan Quarter, and (b) 85% of the Closing Market Price on the Purchase Date of such Plan Quarter.

       4.3 Notice of Purchase, Stock Certificates, Voting Rights.

           (a) After the Purchase Date in respect of each Plan Quarter, a report will be made by the Company or its agent to each Participant stating the entries made to his or her Contribution Account, the number of shares of Common Stock Purchased and the applicable Purchase Price.

           (b) Evidence of shares of Common Stock purchased under the Plan shall be maintained under the Plan for the account of each Participant and registered in the manner determined by the Committee. Certificates for the number of whole shares credited to the Participant's account under the Plan will be issued to a Participant at any time promptly upon written request to the Company or its agent; provided, however, that the Company may, at its election, issue such certificates at such time or times as the Committee deems appropriate, including without limitation, following an Employee's termination of employment with a Sponsoring Employer.

           (c) Shares of Common Stock held under the Plan for the account of each Participant shall be voted by the holder of record of such shares in accordance with the Participant's instructions.

       4.4 Notification of Disposition of Stock. If a Participant or former Participant disposes of a share of Common Stock purchased under the Plan prior to two (2) years after the Commencement Date of the Plan Quarter during which such share was purchased, then such Participant or former Participant shall notify his or her Sponsoring Employer immediately of such disposition in writing.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

       5.1 Shares Subject.

           (a) The maximum number of shares of Common Stock which may be purchased under the Plan is 250,000 subject, however, to adjustment as hereinafter set forth. The shares of Common Stock to be purchased under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

           (b) If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities through merger, consolidation, spin- off, sale of all or substantially all the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares provided in Section 5.1(a) hereof, subject in the case of certain corporate reorganizations to the requirements of Section 424(a) of the Code.

       5.2 Administration of the Plan.

           (a) Pursuant to the direction of the Board of Directors, the Committee shall be responsible for the administration of the Plan. The Committee shall have the discretionary authority to interpret the Plan and determine all questions arising in the administration, application and operation of the Plan, including all questions of fact and all questions of interpretation of the provisions of the Plan. All such determinations by the Committee shall be conclusive and binding on all persons. The Committee, from time to time, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan, and may approve the forms of any documents or writings provided for in the Plan. The Committee shall have full discretionary authority to delegate ministerial functions of the Plan to employees of the Company. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

           (b) The Committee may in its discretion engage a bank trust department, securities brokerage firm or other financial institution as agent to perform custodial and record-keeping functions for the Plan, such as holding record title to the Participant's stock certificates, maintaining an individual investment account for each Participant and providing periodic account status reports to Participants.

           (c) The Committee shall have the authority to adopt and enforce such special rules and restrictions under the Plan to be applicable to Participants who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended, as the Committee shall deem necessary or appropriate to exempt certain Plan transactions from the requirements of such Section 16.

           (d) The Company shall bear the cost of administering the Plan, including any fees, costs and expenses relating to the purchase of shares of Common Stock under the Plan. Notwithstanding the foregoing, Participants will be responsible for all fees, costs and expenses incurred in connection with the disposition of shares of Common Stock purchased under the Plan.

       5.3 Termination and Amendment of the Plan.

           (a) The Company may, by action of the Board of Directors, terminate the Plan at any time for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Common Stock subject to the Plan under Section 5.1 hereof, unless such number of shares shall be increased by the Board of Directors and such increase shall be approved by the shareholders of the Company. Upon termination of the Plan, as soon as practicable, there shall be refunded to each Participant the entire cash balance in his or her Contribution Account, and there shall be forwarded to each Participant (i) certificates for all whole shares of Common Stock held under the Plan for the account of each such Participant and (ii) cash in an amount equal to the product of any fractional shares held under the Plan for the account of each such Participant multiplied by the Closing Market Price on the date the Plan is terminated.

           (b) The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it may deem advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. Notwithstanding the foregoing, no amendment of the Plan shall operate to reduce any amounts previously allocated to a Participant's Contribution Account nor to reduce a Participant's rights with respect to shares of Common Stock previously purchased and held on his or her behalf under the Plan. The Board of Directors may suspend operation of the Plan for any period, as it may deem advisable.

       5.4 Governing Law; Compliance With Law. The Plan shall be construed in accordance with the laws of the State of Maryland. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals of any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payments of any taxes which it determines it may be required to withhold or pay in connection with a Participant's participation in the Plan.

       5.5 No Assignment. The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan shall be null and void for all purposes and respects.

       5.6 No Contract of Employment. The Plan will not be deemed to constitute a contract between a Sponsoring Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in the Plan shall be deemed to give any Participant or Employee the right to be retained in the service of a Sponsoring Employer or to interfere with the right of a Sponsoring Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of the Plan.

       5.7 No Rights as Stockholder. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he or she acquires shares of Common Stock as herein provided.